Exhibit 99.1

Eos Petro’s Tender Offer
to Acquire Dune Energy Expires

Significant, Disruptive Changes in Energy Commodity
Markets Render Original Terms Unworkable

LOS ANGELES, CA – March 9, 2015 – Eos Petro, Inc. (“Eos”) (OTC:EOPT) has announced that, due to unforeseen contractions and instability in energy commodities markets, it has permitted its tender offer to acquire all outstanding shares of Dune Energy, Inc. (“Dune”) (OTC:DUNR) to expire without renewal. No shares of Dune were purchased in the tender offer.

“Despite our good faith, best efforts to renegotiate the terms of the acquisition, the boards of Eos Petro and Dune Energy were unable to reach an agreement that could be properly financed after the drop in the price of oil,” said Martin Oring, CEO of Eos. “Negative outside market forces beyond either companies’ control rendered the original terms of the acquisition unworkable, and Eos therefore believes that it has not breached its obligations under the terms of the merger agreement.”

On September 17, 2014, the day Dune and Eos entered into a formal merger agreement for the commencement of the tender offer, WTI crude oil prices were $94.33 per barrel. Today, over five months later, oil prices are approximately 40% lower and down approximately 54% from summer peak prices. The resulting reduced profit potential and weakened credit statistics directly impacted Dune’s financial forecasts and valuation, to the point that the terms for the acquisition of Dune originally proposed on September 17, 2014 were rendered untenable.

About Eos
Eos Petro, Inc. is a U.S. listed company that is in the business of acquiring, exploring and developing oil and gas-related assets, both domestically and internationally. Eos’ current, active properties are located in the Illinois Basin. For further information, please visit the company’s website at www.eos-petro.com.

FORWARD LOOKING STATEMENTS
This press release contains or is based upon projections, expectations, beliefs, plans, objectives, assumptions, descriptions of future events or performances and other similar statements that constitute “forward looking statements” that involve risks and uncertainties, many of which are beyond our control. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. All statements, other than statements of historical facts, included in this press release regarding our expectations, objectives, assumptions, strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Eos’ filings with the Securities and Exchange Commission.  It is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this press release are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Media / Investor Contacts

For Eos:
Michael Briola, Partner
Anubis Partners, LLC
+1 541.482.0919
mbriola@anubispartners.com